                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 29, 2007
                Date of Report (Date of earliest event reported)

                            NOVASTAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

              Maryland                    001-13533            74-2830661
 -----------------------------------   ----------------   ----------------------
   (State or other jurisdiction of       (Commission         (I.R.S. Employer
   incorporation or organization)        File Number)       Identification No.)

               8140 Ward Parkway, Suite 300, Kansas City, MO 64114
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 237-7000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c)

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 29, 2007, the Audit Committee of the Board of Directors of NovaStar
Financial, Inc. (the "Company") committed the Company to a workforce reduction pursuant to a plan of termination (the "Plan") as described in paragraph 8 of
Financial Accounting Standards Board Statement of Financial Accounting Standards
No. 146 Accounting for Costs Associated with Exit or Disposal Activities (SFAS
No. 146), under which material charges will be incurred under generally accepted accounting principles applicable to the Company.

The Company is undertaking the Plan in connection with its decision to sharply reduce its retail mortgage activity. The Plan will result in the elimination of approximately 275 positions. The Company expects to have approximately 600 employees, overall, after this reduction in workforce. Subject to completion of the necessary legal notices and requirements, implementation of the Plan will begin immediately and is expected to conclude during the fourth quarter of 2007.
The actions focus on the Company's retail loan origination group and related functions. The Company's servicing organization was not affected by the reduction.

The Company estimates that the total pre-tax charge to earnings associated with the Plan will range between $5 million and $7 million, consisting of $2 million to $2.5 million in cash expenditures relating to severance costs, $2 million to
$3 million in cash expenditures relating to contract termination costs, and $1 million to $1.5 million in one-time non-cash charges primarily related to property, plant and equipment. The Company anticipates that substantially all of the pre-tax charges to earnings and cash expenditures will be incurred in the third quarter of 2007; however, some may be incurred in the fourth quarter of
2007.

A copy of the Company's press release announcing the Plan is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The Company announced that it was canceling its previously announced rights offering that would have allowed holders of its common stock and 9.00% Series
D-1 Mandatory Convertible Preferred Stock to purchase $101,175,000 in shares of its 9.00% Series D-2 Mandatory Convertible Preferred Stock. Accordingly, the
previously announced September 7, 2007 record date for distribution of the rights is cancelled. A copy of the press release announcing this cancellation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

The Company announced that it was canceling its previously announced rights offering that would have allowed holders of its common stock and 9.00% Series
D-1 Mandatory Convertible Preferred Stock to purchase $101,175,000 in shares of its 9.00% Series D-2 Mandatory Convertible Preferred Stock and announced steps the Company is taking to

restructure its overall operations. A copy of the press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

References to the Company's website do not incorporate by reference the information on the Company's website into this Current Report, and the Company disclaims any such incorporation by reference.

Item 9.01 Financial Statement and Exhibits

(d)  Exhibits.

Exhibit No.         Document

99.1                Press Release dated September 4, 2007 "NovaStar Financial,
                    Inc. Cancels Shareholder Rights Offering."

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NOVASTAR FINANCIAL, INC.

DATE:  September 5, 2007               /s/ GREGORY S. METZ
                                       -----------------------------------------
                                           Gregory S. Metz
                                           Chief Financial Officer

                                Index to Exhibits

Exhibit No.         Document

99.1                Press Release dated September 4, 2007 "NovaStar Financial,
                    Inc. Cancels Shareholder Rights Offering."

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